SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                     SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)         PRICE(2)

 COMMON STOCK-JUNO LIGHTING INC.
          GAMCO INVESTORS, INC.
                       7/13/05            2,000            43.2500
                       7/13/05            4,000            43.2901
                       7/13/05            1,000            43.2760
                       7/13/05            3,100            43.2384
                       7/12/05            2,000            43.2000
                       7/12/05            2,000            43.2000
                       7/12/05            1,000            43.2460
                       7/12/05            2,000-           43.2000
                       7/12/05            1,000            43.2417
                       7/12/05            1,000            43.2500
	    MJG ASSOCIATES, INC.
          	GABELLI FUND, LDC
                       7/13/05            1,500            43.2384
	    GABELLI SECURITIES, INC.
          	GABELLI ASSOCIATES FUND II
                       7/13/05              600            43.2384
         	GABELLI ASSOCIATES FUND
                       7/13/05            2,400            43.2384
		GABELLI ASSOCIATES LTD
                       7/13/05            3,139            43.2384
                       7/12/05            2,000            43.2417
          GABELLI FUNDS, LLC.
               GABELLI ABC FUND
                       7/12/05            7,900            43.2500

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ SMALL CAP.

(2) PRICE EXCLUDES COMMISSION.